As filed with the Securities and Exchange Commission on July 10, 2020
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE BUCKLE, INC.
(Exact name of registrant as specified in its charter)

Nebraska	47-0366193
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2407 West 24th Street
Kearney, Nebraska 68845
(Address of principal executive offices) (Zip Code)

THE BUCKLE, INC. 2008 DIRECTOR RESTRICTED STOCK PLAN
(Full title of the plan)

Thomas B. Heacock
The Buckle, Inc.
2407 West 24th Street
Kearney, Nebraska 68845
(Name and address of agent for service)

(308) 236-8491
(Telephone number, including area code, of agent for service)

With a copy to:

Robert J. Routh, Esq.
Cline Williams, Wright Johnson & Oldfather, L.L.P.
1900 U.S. Bank Building
233 South 13th Street
Lincoln, Nebraska 68508
(402) 474-6900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common stock, $0.01 par value	90,000	$16.40	$1,476,000	$191.58

(1)	Represents additional shares available for issuance under The Buckle, Inc. 2008 Director Restricted Stock Plan (the “Plan”).

(2)
In addition, pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of Common Stock that become issuable pursuant to the anti-dilution provisions of the Plan by reason of any future stock splits, stock dividends, or similar transactions.

(3)
The proposed maximum offering price was determined in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low prices reported by the New York Stock Exchange on July 8, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) of The Buckle, Inc. (the “Company”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended. This Registration Statement is being filed to register 90,000 additional shares of Common Stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to The Buckle, Inc. 2008 Director Restricted Stock Plan (the “Plan”). The remaining 180,000 shares of Common Stock issuable under the Plan have been registered previously by the Company on (i) its Registration Statement on Form S-8 (No. 333-158379) (the “Original Registration Statement”) and (ii) its Registration Statement on Form S-8 (No. 333-205671) (the “First Additional Registration Statement”). The Original Registration Statement and the First Additional Registration Statement are incorporated herein by this reference.

Item 8.    Exhibits.

Exhibit Number	Description
5.1	Opinion of Cline Williams Wright Johnson & Oldfather, L.L.P. (filed herewith).
23.1	Consent of Cline Williams Wright Johnson & Oldfather, L.L.P. (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP (filed herewith).
24.1	Power of Attorney (included on the signature page to this Registration Statement on Form S-8).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kearney, State of Nebraska, on July 10, 2020.

THE BUCKLE, INC.

By:	/s/ Dennis H. Nelson
Dennis H. Nelson,
President and CEO
(Principal Executive Officer)

By:	/s/ Thomas B. Heacock
Thomas B. Heacock
Senior Vice President of Finance, Treasurer, and CFO
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis H. Nelson and Thomas B. Heacock, or either of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel J. Hirschfeld	Director and Chairman of the Board	July 10, 2020
Daniel J. Hirschfeld

/s/ Dennis H. Nelson	Director, President and CEO	July 10, 2020
Dennis H. Nelson

/s/ Thomas B. Heacock	Director, Senior Vice President of Finance, Treasurer, and CFO	July 10, 2020
Thomas B. Heacock

/s/ Kari G. Smith	Director, Executive Vice President of Stores	July 10, 2020
Kari G. Smith

/s/ Hank M. Bounds
Hank M. Bounds	Director	July 10, 2020

/s/ Bill L. Fairfield
Bill L. Fairfield	Director	July 10, 2020

/s/ Bruce L. Hoberman
Bruce L. Hoberman	Director	July 10, 2020

/s/ Michael E. Huss
Michael E. Huss	Director	July 10, 2020

/s/ Angie J. Klein
Angie J. Klein	Director	July 10, 2020

/s/ John P. Peetz, III
John P. Peetz, III	Director	July 10, 2020

/s/ Karen B. Rhoads
Karen B. Rhoads	Director	July 10, 2020

/s/ James E. Shada
James E. Shada	Director	July 10, 2020

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Cline Williams Wright Johnson & Oldfather, L.L.P. (filed herewith).
23.1	Consent of Cline Williams Wright Johnson & Oldfather, L.L.P. (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP (filed herewith).
24.1	Power of Attorney (included on the signature page to this Registration Statement on Form S-8).